EXHIBIT 99.1

American Resources Corporation Reports Third Quarter 2023 Financial Results and Provides Business Outlook

Company reports a 165% YoY increase in net income of $3.48 million and EPS of $0.05 for the third quarter of 2023

Company is executing on the monetization of its carbon platform entering into letters of intent (LOI) to sell select assets of American Carbon

LOIs for American Carbon represents approximately $300 million in value or $3.84 per share

The first domestic, commercial producer of separated and ultra-pure rare earth oxides from recycled permanent magnets and ultra-pure lithium carbonate from recycled lithium-based batteries manufacturing scrap and ore-based feedstocks

Secured initial non-dilutive capital sources for critical mineral refining capacity expansion

Executing on global expansion and resource diversification strategy to secure partnerships to refine lithium ores from international sources

Company to host update conference call today at 4:30 PM ET

November 14, 2023 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / November 14, 2023 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a next generation and socially responsible supplier of rare earth and critical elements, carbon and advanced carbon materials to the new infrastructure and electrification marketplace, today announced financial results for the third quarter of 2023. The Company will host a conference call and webcast, today, November 14, 2023, at 4:30 PM ET (details below).

Mark Jensen, Chairman and CEO of American Resources Corporation commented, “Throughout the past several months we’ve continued to execute on our strategic plan of action to monetize our unique platform of assets while continuing to solidify our strategic positioning within the value chain of our addressable markets. We continue to receive interest in our carbon assets while we assess the multiple offers from various parties, that we have announced, surrounding the divestiture of certain assets of our American Carbon platform and are working thought that process to maximize shareholder value with the goal of closing in the near term. Additionally, we have also filed a Form 10 registration statement to spin-off American Carbon into its own standalone public company should sale options not fully materialize. Meanwhile, we have restarted some of our metallurgical carbon production at our McCoy Elkhorn complex as evidenced by our coal sales during the third quarter and we continue to realize solid production as we head into year-end. Additionally, we have commenced development at our Wyoming County Coal complex supported by the closing of the previously announced tax-exempt bond offering, and recently realized our first development production from the complex’s first deep mine. Our ReElement Technologies division continues to be the most exciting enterprise we have ever been a part of as it establishes itself as the premier producer and world leader of innovative critical mineral refining technology. The critical and rare earth elements we refine are imperative to operate our modern-day technology including electric vehicles, clean energy and defense applications. Our revolutionary application to a longstanding and proven technology addresses the biggest bottleneck within our domestic and global critical mineral supply chains, and we believe innovative, cost-competitive refining is imperative for the United States to compete. Our proven ability to sustainably produce ultra-pure critical mineral products in a smaller, cleaner and lower cost footprint while having the ability to be flexible to the feedstocks we refine is revolutionary not only for the U.S., but also for the entire planet. We are continuing to apply our refining technology as a high-value step within the recycling market while also advancing our technology within the critical mineral-based ore refining market. As we continue to execute upon our strategic vision to unlock value for our shareholders, we will leverage ReElement’s word-leading refining innovations to broaden the global natural resource base of American Resources by sourcing critical mineral and rare earth-bearing ores from recourse-rich regions around the world. Our ability to deploy ReElement’s high-performing and environmentally-safe refining technology is enabling us to secure critical mineral feedstock through American Resources and help redirect the trade flow of material and goods as we establish ourselves as the preeminent producer of ultra-pure critical minerals utilizing the most efficient and environmentally safe methods ever developed.”

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Key Division Highlights

ReElement Technologies

•	Recently achieved ultra-pure (99.96%) lithium carbonate (Li2CO3) from its exclusively licensed and patented multi-modal chromatography technology from hard-rock, spodumene bearing pegmatite ore. This achievement comes after significant milestones of achieving 99.9978% pure Li2CO3 from LFP battery manufacturing scrap at commercial scale; the first-known to achieve this worldwide, and 99.986% pure Li2CO3 produced from recycled, end-of-life lithium-ion batteries, as well as achieving groundbreaking success as the first in the United States to produce greater than 99.5% pure magnet rare earth elements [dysprosium (Dy), neodymium (Nd) and praseodymium (Pr)] at commercial scale.

•	Received initial approval from the Knott County Fiscal Court for up to $150,000,000 of Tax-Exempt Industrial Revenue Bonds to fund a large-scale lithium refinery and redevelopment of the existing controlled site’s infrastructure buildout, equipment installation and initial working capital for production. This site will be the Company’s third planned critical mineral and lithium refinery in the United States using its proven and patented technology.

•	Received final approval and closed its $44.9 million of local incentives from the City of Marion, Indiana to construct a state-of-the-art, commercial scale lithium, critical minerals, and rare earth elements refining facility. This follows the Company taking a controlling interest in the former RCA Thomson manufacturing plant in Marion comprising approximately 425,000 square feet of manufacturing and refining capacity space on a 42-acre campus for ReElement Technologies’ critical mineral refining and future co-located, supply chain manufacturing partners.

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•	Continued to bolster its world-class team with the appointments of:
o	Ben Wrightsman, a well-established leader in the battery sector, as President;
o

Shane Tragethon, an operations and strategy expert with a large portion of his recent career supporting the United States Department of State’s foreign assistance objectives and cooperation in Africa, as Vice President of International Strategy; and

o	Neel Jani, Swiss professional racecar driver, as Brand Ambassador.

American Carbon

•	Entered into a letter of intent to sell its carbon mining assets to an unaffiliated, strategic party for the total consideration of approximately $280 million or $3.58 per share. This LOI follows the receipt of a binding letter of intent to sell certain assets associated to its Deane Mining complex to a separate, unaffiliated party for a total enterprise value consideration of approximately $20.6 million or $0.26 per share.

•	Successfully closed its $45 million Tax-Exempt Industrial Development Bond offering through the West Virginia Economic Development Authority which will fund the expansion and technological improvements to the existing metallurgical carbon processing facility at its Wyoming County Coal complex.

Corporate

•	Recently closed the merger between its sponsored, special purpose acquisition vehicle, American Acquisition Opportunity Inc., and Royalty Management Corporation (Nasdaq: RMCO) a next-generation royalty company targeting high value assets, cash flow and royalty streams by identifying undervalued assets while constructively supporting communities. The transaction positions RMCO to capitalize on organic and inorganic growth opportunities within the electrification and energy transition industry, natural resources, intellectual properties and ag-tech investments.

•	Converted its wholly owned subsidiary, ReElement Technologies, from a LLC (limited liability company) to a corporation in preparation of its spinoff into a standalone public company under the name ReElement Technologies Corporation with a reserved ticker of RLMT.

•	Appointed well-established visionary leader in capital markets and strategy, Josh Hawes, as an independent director.

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Mr. Jensen continued, “Looking forward to the remainder of 2023 and into 2024, our belief in and excitement over the opportunities we have in front of us continues to reach an all-time high. We remain steadfast on monetizing our carbon platform and with the recent number of offers to purchase our assets, we believe we have attractive opportunities for our shareholders to execute on that mission. The opportunities for ReElement Technologies continue to manifest at a very rapid pace and continues to be bolstered by our tremendous team and partnerships. The unique attributes of our technology puts us in a very strategic position to successfully deploy meaningful critical mineral refining capacity outside of China. It has always been ReElement’s approach that utilizing the same refining technology as China will be a challenge for most of the developed world and we are starting to see those challenges manifest from an operational, cost and environmental perspective. The ability to scale alongside the needs of the market while being flexible to feedstocks is a clear differentiator of ours and is putting us in a leading position to support the needs and address the challenges of our domestic supply chain, all of which are supported by our monumental successes in terms of capacity, purity and cost realizations of produced rare earth oxides and critical battery minerals at commercial scale. Early evidence of this are the recent announcements of the closing of our $44.9 million incentive package to develop our 42-acre, critical mineral refining campus in Marion, Indiana and receiving preliminary fiscal court approval for the issuance of up to $150 million of tax-exempt industrial revenue bonds for the development of our Kentucky Lithium project. These highly accretive and non-dilutive capital sources allow us to build a strong foundation to execute upon and create tremendous long-term shareholder value.”

Expected Near-Term Catalyst

•	Additional ReElement Technologies upstream and downstream partnerships to bolster feedstocks of end-of-life products, manufacturing scrap and ores for critical and REEs and offtake customers of sustainable and domestic sources of high-purity battery and magnet materials.

•	Broader international expansion of ReElement Technologies’ world-leading critical mineral platform for both critical mineral-based ores and recycling partnerships.

•	Continue to scale critical mineral refining capacity at its next two large-scale facilities in Marion, Indiana and Knott County, Kentucky and through co-located facilities with supply chain partners.

•	Continue to add best-in-class talent to drive the execution of each division.

•	Continued monetization of American Carbon through increase in carbon production to meet market demand, leases and/or divestitures.

Conference Call Information

American Resources management will host a conference call for investors, analysts and other interested parties today, Tuesday, November 14, 2023 at 4:30 PM ET.

Interested participants and investors may access the conference call by dialing 800-245-3047 and referencing the Conference ID: American, or by the webcast link: here.

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Financial Results for Third Quarter 2023

For the third quarter of 2023, American Resources reported net income of $3.48 million, or $0.05 per share, as compared with a net income loss of $5.27 million, or a loss of $0.08 per share, in the prior year period. The Company realized adjusted EBITDA of $4.75 million in the third quarter of 2023, as compared with an adjusted EBITDA loss of $3.44 million for the third quarter of 2022.

Third Quarter 2023 Summary

Total revenues were $5.83 million for the third quarter of 2023 compared to revenues of $9.51 million during the third quarter of 2022. General and administrative expenses for the third quarter of 2023 were $1.3 million compared to $734,500 in the prior year period. American Resources incurred interest expense of $299,762 during the third quarter of 2023 compared to $310,681 during the third quarter of 2022. Development costs during the quarter were $1.33 million, compared to $2.67 million in the second quarter of 2023.

The Company did not incur any income tax expense in the first quarter of 2023 as it was able to utilize its available net operating losses (“NOL”) carried forward from prior periods of approximately $23.8 million as of December 31, 2022.

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AMERICAN RESOURCES CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

UNAUDITED

	For the three months ended September 30, 2023	For the three months ended September 30, 2022	For the nine months ended September 30, 2023	For the nine months ended September 30, 2022

Coal Sales	$5,721,840	$9,441,366	$16,120,841	$34,442,413
Metal Aggregating, Processing and Sales	5,723	4,988	60,148	45,507
Royalty Income	100,963	63,384	496,682	301,646

Total Revenue	5,828,526	9,509,738	16,677,671	34,789,566

Cost of Coal Sales and Processing	(286,330)	(6,955,403)	(6,562,425)	(15,415,398)
Accretion Expense	(248,291)	(356,303)	(744,873)	(987,744)
Depreciation	(9,218)	(602,503)	(31,036)	(1,858,886)
Amortization of Mining Rights	(311,685)	(311,685)	(929,229)	(926,764)
General and Administrative	(1,299,303)	(734,515)	(3,755,386)	(2,658,376)
Professional Fees	(359,411)	(302,732)	(999,143)	(889,157)
Production Taxes and Royalties	(891,180)	(1,185,970)	(2,369,640)	(2,791,455)
Development Costs	(1,331,118)	(3,692,774)	(9,859,609)	(22,009,368)

Total Operating Expenses	(4,736,536)	(14,141,885)	(25,251,341)	(47,537,148)

Net Loss from Operations	1,091,990	(4,632,147)	(8,573,670)	(12,747,582)

Other Income (loss)	150,000	36,224	503,000	194,381
Unrealized loss on trading securities	-	(1,960)	-	(9,562)
Gain (loss) on cancelation of debt	-	(362,377)	-	3,050,775
Gain on sale of assets	2,538,576	-	8,475,468	-
Interest Income	2,831	1,162	21,595	14,489
Interest expense	(299,762)	(310,681)	(1,043,551)	(969,018)
Total Other income (expense)	2,391,645	(637,632)	7,956,512	2,281,065

Net Income (Loss)	$3,483,635	$(5,226,840)	$(617,158)	$(10,466,517)

Net loss per common share - basic and diluted	$0.05	$(0.08)	$0.00	$(0.16)

Weighted average common shares outstanding	76,245,984	66,377,788	75,144,374	65,846,220

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AMERICAN RESOURCES CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
UNAUDITED

	September 30, 2023	December 31, 2022
ASSETS

CURRENT ASSETS
Cash	$3,117,380	$8,868,566
Accounts Receivable	4,390,828	660,755
Inventory	2,166,526	446,690
Prepaid fees	1,917,642	786,576
Total Current Assets	12,352,376	10,762,587

OTHER ASSETS
Cash - restricted	41,595,685	2,122,263
Property and Equipment, Net	11,688,155	9,113,722
Right of use assets, net	18,461,300	13,033,889
Investment in LLC – Related Party	19,483,593	20,784,866
Note Receivable	99,022	99,022
Total Other Assets	91,327,755	45,153,762

TOTAL ASSETS	$102,920,131	$55,916,349

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$4,331,281	$4,916,243
Non-Trade payables	2,776,368	2,524,243
Accounts payable – related party	2,544,796	4,295,232
Accrued interest	142,881	106,886
Current portion of debt	804,656	1,917,506
Current portion of convertible debt	-	9,787,423
Current portion of lease liabilities, net	5,407,406	3,889,235
Total Current Liabilities	16,207,388	27,436,768

OTHER LIABILITIES
Remediation liability	21,040,507	20,295,634
Lease liabilities, net	7,773,155	7,899,251
Bonds Payable, net	43,202,858	-
Total Other Liabilities	72,016,520	28,682,904

Total Liabilities	88,223,908	55,631,653

STOCKHOLDERS’ EQUITY (DEFICIT)
AREC - Class A Common stock: $0.0001 par value; 230,000,000 shares authorized, 66,860,522 and 65,084,992 shares issued and outstanding	7,627	6,680
Additional paid-in capital	178,533,973	167,517,259
Accumulated deficit	(163,845,377)	(167,239,243)
Total stockholders’ deficit	14,696,223	(284,696)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	102,920,131	55,916,349

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AMERICAN RESOURCES CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
UNAUDITED

	For the nine months ended	For the nine months ended
	September 30, 2023	September 30, 2022
Cash Flows from Operating activities:
Net loss	$142,842	$(10,466,517)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on debt forgiveness	-	(3,050,771)
Depreciation expense	31,036	1,858,886
Amortization of mining rights	929,229	926,764
Accretion expense	744,873	1,274,320
Amortization expense of right to use assets	(2,918,365)	(378,198)
Amortization of issuance costs and debt discount	-	-
Options expense	1,129,719	560,252
Warrant expense	519	756,611
Issuance of common shares for service	99,995	38,800

Change in current assets and liabilities:
Accounts receivable	(4,490,073)	(2,495,408)
Inventory	(1,719,836)	(730,023)
Prepaid expenses and other assets	(1,131,066)	(429,737)
Accounts payable	(332,837)	269,564
Accrued interest	35,995	(3,194)
Accounts payable - related party	(1,750,436)	(12,920)
Net cash (used in)/generated from operations	(9,028,400)	(11,881,575)

Cash Flows from Investing activities:
Cash used in investments in LLCs	1,301,273	(1,240,438)
Cash invested in note receivable	-	(335,000)
Cash received (paid) for PPE, net	(3,534,698)	5,052,912
Net cash (used in)/generated from investing activities	(2,233,425)	3,477,474

Cash Flows from Financing activities:
Principal payments on finance lease	(1,116,969)	(286,573)
Principal payments on debt	(1,112,852)	(1,604,003)
Proceeds from Bonds	43,202,858	-
Proceeds from the bond Lookback	4,011,024	-
Proceeds from debt	-	2,563,000
Proceeds from warrant conversions	-	-
Net cash (used in)/generated from financing activities	44,984,061	672,422

Increase(decrease) in cash and restricted cash	33,722,236	(7,731,677)

Cash and restricted cash, beginning of period	10,990,829	12,588,113

Cash and restricted cash, end of period	$44,713,065	$4,856,436

Supplemental Information
Cash paid for interest	$-	$64,094
Conversion of debt, interest and payables to common shares	$-	$2,424,210
Acquisition of right of use assets for lease obligations	$-	6,252,088

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Reconciliation of Non-GAAP Measures

Reconciliation of Adjusted EBITDA(1) to Amounts Reported Under U.S. GAAP

	For the three months ended September 30, 2023	For the three months ended September 30, 2022
Net Income	3,483,635	(5,269,779)

Interest & Other Expenses	299,762	310,681
Income Tax Expense	-	-
Accretion Expense	248,291	356,303
Depreciation	9,218	602,503
Amortization of Mining Rights	311,685	311,685
Amortization of Debt Discount & Issuance	-	-
Non-Cash Stock, Warrant & Option Comp. Expense	395,052	253,541
Total Adjustments	1,264,008	1,834,713
Adjusted EBITDA	4,747,643	(3,435,066)

(1)

Adjusted EBITDA is defined as net income before net interest expense, income tax expense, accretion expense, depreciation, non-cash stock compensation expense, transaction and other professional fees. Adjusted EBITDA is not a measure of financial performance in accordance with GAAP, and we believe items excluded from Adjusted EBITDA are significant to a reader in understanding and assessing our financial condition. Therefore, Adjusted EBITDA should not be considered in isolation, nor as an alternative to net income, income from operations, cash flow from operations or as a measure of our profitability, liquidity, or performance under GAAP. We believe that Adjusted EBITDA presents a useful measure of our ability to incur and service debt based on ongoing operations. Furthermore, similar measures are used by analysts to evaluate our operating performance. Investors should be aware that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by others.

About American Resources Corporation

American Resources Corporation is a next-generation, environmentally and socially responsible supplier of high-quality raw materials to the new infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking, critical and rare earth minerals for the electrification market, and reprocessed metal to be recycled. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon and rare earth mineral deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure and electrification markets while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

About ReElement Technologies LLC

ReElement Technologies LLC is redefining how critical and rare earth elements are both sourced and processed while focusing on the recycling of end-of-life products such as rare earth permanent magnets and lithium-ion batteries, as well as coal-based waste streams and byproducts to create a low-cost and environmentally-safe, circular supply chain. ReElement has developed its innovative and scalable “Capture-Process-Purify” process chain in conjunction with its licensed intellectual property including 16 patents and technologies and sponsored research partnerships with three leading universities to support the domestic supply chain’s growing demand for magnet and battery metals. For more information visit reelementtech.com or connect with the Company on Facebook, Twitter, and LinkedIn.

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Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

Investor Contact:

JTC Team, LLC

Jenene Thomas

833-475-8247

arec@jtcir.com

RedChip Companies Inc.

Robert Foley

1-800-RED-CHIP (733-2447)

Info@redchip.com

Company Contact:

Mark LaVerghetta

Vice President of Corporate Finance and Communications

317-855-9926 ext. 0

investor@americanresourcescorp.com

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